SECURITY AGREEMENT

This Security Agreement, dated as of February 20, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), is made by and between BioRestorative Therapies, Inc., a Delaware corporation (the "Company"), the entities listed on the signature pages hereto under the heading "Subsidiaries" (each, a "Subsidiary" and, collectively, the "Subsidiaries" and, the Subsidiaries together with the Company, the "Grantors"), and John M. Desmarais (together with its successors and permitted assigns, the "Secured Party"), for the benefit of the Secured Party as a holder of that certain Promissory Note, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Secured Note"). The parties agree as follows:

1. Definitions.

1.1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Secured Note.

1.2. The following terms have the meanings given to them in the UCC, and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): "chattel paper", "commercial tort claim", "electronic chattel paper", "equipment", "fixture", "general intangible", "goods", "instruments", "inventory", "investment property", "letter-of-credit right", "proceeds", "record", "securities account", "security", "supporting obligation" and "tangible chattel paper".

1.3. The following terms shall have the following meanings:

"Capital Lease" means with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

"Copyrights" means all rights, title and interests (and all related IP Ancillary Rights) arising under any law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

"Debtor Relief Laws" means the Bankruptcy Reform Act of 1978, as amended from time to time, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Excluded Collateral" means, collectively, (i) Vehicles and other assets, in each instance, in which perfection of a security requires notation on certificates of title, (ii) letter-of-credit rights (other than those that constitute supporting obligations as to other Collateral) with an aggregate value of $50,000 or less, (iii) commercial tort claims with an aggregate value of

$50,000 or less (as reasonably determined in good faith by the Company), (iv) any fee-owned real estate of any of the Grantors with a fair market value of equal to or less than $250,000, (v) any leasehold interests in real estate of any of the Grantors and (vi) those assets as to which the Secured Party and the Company reasonably agree that the cost of perfecting a security interest therein is excessive in relation to the benefit to the Secured Party to be afforded thereby.

"Excluded Property" means, collectively, (i) any permit or license or any contractual obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than such Grantor and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or contractual obligation or any Equity Interest related thereto, (B) to the extent the creation of a Lien thereon would result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor in any such permit, license or contractual obligation or (C) to the extent that any legal requirement applicable thereto prohibits the creation of a Lien thereon, but, solely with respect to the prohibition in subclause (A) and (C), only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other legal requirement, (ii) any "intent to use" Trademark applications for which a statement of use has not been filed (but only until such statement is filed and accepted with the U.S. Patent and Trademark Office), (iii) those assets as to which the Secured Party, in its sole discretion, determines that the cost of obtaining a security interest therein is excessive in relation to the benefit to the Secured Party of the security interest to be afforded thereby and (iv) Margin Stock; provided that "Excluded Property" shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any group or body charged with setting regulatory capital rules or standards (including, without limitation, the Basel Committee on Banking Supervision or any successor or similar authority thereto) and any mediator, arbitrator or arbitral body.

"Intellectual Property" means all rights, title and interest in or relating to (a) intellectual property and industrial property arising under any law, including all Copyrights, Patents,

Software, Trademarks, Internet Domain Names and Trade Secrets, (b) all IP Ancillary Rights relating thereto and (c) IP Licenses.

"IP Ancillary Rights" means, with respect to any Intellectual Property (of the type described in clauses (a) and (c) of the definition of Intellectual Property), as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

"IP License" means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property of the type described in clause (a) of the definition of Intellectual Property.

"Internet Domain Name" means all right, title and interest (and all related IP Ancillary Rights) arising under any law in or relating to internet domain names.

"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

"Material Intellectual Property" means Intellectual Property that is owned by or licensed to any Grantor and material to the conduct of such Grantor's business.

"Patents" means, with respect to any Grantor, all of such Grantor's right, title and interest in and to (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, reexaminations, substitutions, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

"Permitted Liens" shall mean (i) Liens for taxes, assessments or governmental charges or levies on property of a Grantor if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made and are maintained; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made and are maintained; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance

and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (iv) Liens securing (x) that certain Promissory Note, dated June 30, 2016 (as amended), by and between the Company and Tuxis Trust and (y) that certain Promissory Note, dated July 13, 2017 (as amended), by and between the Company and the Secured Party.

"Short Form IP Security Agreements" means the short-form intellectual property security agreements in the form attached hereto as Exhibit A, Exhibit B and Exhibit C.

"Software" means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

"Trade Secrets" means all right, title and interest (and all related IP Ancillary Rights) arising under any law in or relating to trade secrets.

"Trademark" means all rights, title and interests (and all related IP Ancillary Rights) arising under any law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

"Vehicle" means all vehicles covered by a certificate of title law of any state.

Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) references to a particular Section shall include all subsections thereof, (c) the word "including" shall be construed as "including without limitation", (d) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (e) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the Secured Note. References to "the date hereof" mean the date first set forth above.

2. **Security.**

2.1. Collateral. For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

(a) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, intellectual property, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1 (and any supplement thereto received by the Secured Party pursuant to Section 4.7);

(c) all books and records pertaining to the other property described in this Section 2.1;

(d) all property of any Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of any Grantor or as to which any Grantor may have any right or power, including but not limited to cash;

(e) all other goods (including but not limited to fixtures) and personal property of any Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all proceeds of the foregoing.

2.2. Grant of Security Interest in Collateral. The Grantors, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all debts, liabilities, obligations, covenants and duties owing by the Grantors to the Secured Party, in its capacity as the Holder, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement or the Secured Note, including, without limitation, all legal fees, costs and expenses described in Sections 5.3(a) and 7 hereof (collectively, the "Secured Obligations"), hereby mortgages, pledges and hypothecates to the Secured Party and grants to the Secured Party a Lien on and security interest in all of its right, title and interest in, to and under the Collateral; provided that, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property and the term "Collateral" shall not include such assets; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein. Notwithstanding the foregoing, no Grantor shall be obligated to perfect any Lien or security interest granted pursuant to this Section 2.2 on any Excluded Collateral.

2.3. Perfection of Collateral. The Secured Party may at any time and from time to time execute and file UCC financing statements, continuation statements and amendments thereto that describe the Collateral and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof, including the execution and filing of a UCC financing statement covering all of the Collateral.

3. Representations and Warranties. To induce the Secured Party to enter into the Secured Note and this Agreement, each Grantor hereby represents and warrants each of the following to the Secured Party:

3.1. Title; No Other Liens. Except for the Lien granted to the Secured Party pursuant to this Agreement and the Permitted Liens (including Section 3.2), such Grantor owns each respective item of the Collateral free and clear of any and all Liens. Each Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (other than Permitted Liens).

3.2. Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected (to the extent a security interest in any particular Collateral can be perfected and, with respect to any Collateral consisting of Intellectual Property, to the extent perfection may be achieved by filings under the UCC, or the filing of the Short Form IP Security Agreements at the U.S. Patent and Trademark Office and the U.S. Copyright Office) security interest in favor of the Secured Party in all Collateral (other than Excluded Collateral) subject, for the following Collateral, to the occurrence of the following: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Secured Party in completed and duly authorized form), (b) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, the filing of the Short Form IP Security Agreements having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (c) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to the Secured Party over such letter-of-credit rights, (d) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Secured Party over such electronic chattel paper, (e) in the case of Vehicles, the actions required under Section 4.1(e) and (f) in the case of deposit accounts and investment property, the execution of a contractual obligation granting control to the Secured Party over any such deposit accounts or investment property. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Secured Party's Lien by operation of law. Except as set forth in this Section 3.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

3.3. Locations of Inventory, Equipment and Books and Records. On the date hereof, each Grantor's inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 3.

3.4. Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to any Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Secured Party, properly endorsed for transfer, to the extent delivery is required by Section 4.4(a).

3.5. Intellectual Property.

(a) Schedule 4 sets forth a true and complete list of the following Intellectual Property each Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to each Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any material IP Licenses or other rights (including franchises) granted by such Grantor with respect thereto.

(b) On the date hereof, all Material Intellectual Property owned by each Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of each Grantor in, any Material Intellectual Property: (i) the entry into this Agreement or the Secured Note or any transactions contemplated herein or therein, or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of each Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or any Grantor's rights in, any Material Intellectual Property of each Grantor. To each Grantor's knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor. Each Grantor, and to each Grantor's knowledge each other party thereto, is not in material breach or material default of any material IP License.

3.6. Commercial Tort Claims. The only commercial tort claims of the Grantors existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

3.7. Enforcement. No permit or license or any contractual obligation, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Secured Party of its rights provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

4. Covenants. Each Grantor agrees with the Secured Party to the following until full payment of the Secured Obligations:

4.1. Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a) Each Grantor shall (i) not use or permit any Collateral to be to be used unlawfully or in violation of any provision of this Agreement or the Secured Note or any applicable legal requirement or any policy of insurance covering the Collateral and (ii) not enter into any contractual obligation or undertaking materially restricting the right or ability of any Grantor or the Secured Party to sell, assign, convey or transfer any Collateral.

(b) Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having a first lien priority (subject to the Permitted Liens) and shall use its best efforts to defend such security interest and such priority against the claims and demands of all Persons.

(c) Each Grantor shall deliver to the Secured Party no later than 5 business days after the end of each fiscal quarter, a report setting forth all registered patents, patent applications trademarks, and copyrights of the Grantors that were not on the date hereof set forth on Schedule 4, and furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

(d) Each Grantor, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, hereby (i) authorizes the Secured Party to (A) file all financing statements (including amendments and continuations thereto) with respect to the Collateral, naming such Grantor as debtor and the Secured Party as secured party, in the form appropriate for filing under the UCC of the relevant jurisdiction and (B) make all filings with the United States Patent and Trademark Office and the United States Copyright Office (including filing any Short Form IP Security Agreements) for the purpose of perfecting, recording, enforcing, maintaining or protecting the Lien of the Secured Party in each Grantor's United States issued, registered or applied for Patents, Trademarks and Copyrights and naming such Grantor as debtor and the Secured Party as secured party, and (ii) agrees to take such further action as the Secured Party may reasonably request, including using its best efforts to secure all approvals reasonably necessary or appropriate for the assignment to or for the benefit of the Secured Party of any contractual obligation, including any IP License, held by such Grantor, to enforce the security interests granted hereunder and to establish and maintain a first priority, valid, enforceable and perfected security interest in the Collateral.

(e) Upon the occurrence and during the continuance of an Event of Default, if requested by the Secured Party, each Grantor shall arrange for the Secured Party's first priority security interest (subject to the Permitted Liens) to be noted on the certificate of title of each Vehicle and file any other necessary documentation in each jurisdiction that the Secured Party shall reasonably deem advisable to perfect its security interests in any Vehicle.

(f) To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (i) of the definition of "Excluded Property", each Grantor shall use their best efforts to obtain any required consents from any Person other than its Affiliates with respect to any permit or license or any contractual obligation with such Person that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or contractual obligation or any Equity Interests related thereto.

(g) Without limiting each Grantor's obligations under this Agreement, the Secured Party and each Grantor shall determine, in their reasonable discretion, whether the costs of perfecting any Lien granted to the Secured Party hereunder outweighs the benefits of perfection, and to the extent the Secured Party and the respective Grantor have in any particular circumstance so determined that the costs outweigh the benefits, such Grantor shall not be required to comply with the applicable provision of this Section 4 to cause such Lien to be perfected (without limiting such Grantor's other obligations under this Agreement, including pursuant to this Section 4).

4.2. Changes in Locations. Except upon 15 business days' prior written notice to the Secured Party (or such shorter period as the Secured Party may approve in its reasonable discretion) and delivery to the Secured Party of (a) all documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 showing any additional locations at which inventory or equipment shall be kept, no Grantor shall permit any inventory or equipment to be kept at a location other than those listed on Schedule 3, except for inventory or equipment in transit.

4.3. Accounts. No Grantor shall, other than in the ordinary course of business, in connection with the compromise or collection thereof, and so long as no Event of Default has occurred and is continuing, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could materially adversely affect the value thereof.

4.4. Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Right and Electronic Chattel Paper.

(a) If any amount in excess of $50,000 payable under or in connection with any Collateral owned by the Company shall be or become evidenced by an instrument or tangible chattel paper, the Company shall mark all such instruments and tangible chattel paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of John M. Desmarais as the Holder of that certain Promissory Note, dated February 20, 2020, and, at the request of the Secured Party, shall immediately deliver such instrument or tangible chattel paper to the Secured Party, duly indorsed in a manner reasonably satisfactory to the Secured Party."

(b) Except as otherwise permitted by this Agreement, the Company shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any investment property constituting Collateral to any Person other than the Secured Party.

(c) If any Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $50,000, such Grantor shall promptly, and in any event within three business days after becoming a beneficiary, notify the Secured Party thereof and enter into a contractual obligation with the Secured Party, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such contractual obligation shall assign such letter-of-credit rights to the Secured Party and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). The provisions of the contractual obligation shall be in form and substance reasonably satisfactory to the Secured Party.

(d) If any amount in excess of $50,000 payable under or in connection with any Collateral owned by any Grantor shall be or become evidenced by electronic chattel paper, the Company shall take all steps necessary to grant the Secured Party control of all such electronic

chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.5. Intellectual Property.

(a) The Grantors agree to provide the Secured Party (i) the Short Form IP Security Agreements, (ii) notification of any change to Schedule 4(i) and (iii) any other documents that the Secured Party reasonably requests with respect thereto, including promptly bringing suit and recovering all damages therefor.

(b) Each Grantor shall (and shall use its best efforts to cause all its licensees to), except as shall be consistent with its commercially reasonable business judgment, (i)(1) continue to use each Trademark included in Material Intellectual Property owned by such Grantor in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (1) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (2) any Patent included in Material Intellectual Property owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (3) any portion of the Copyrights owned by such Grantor may become invalidated, otherwise impaired or fall into the public domain or (4) any Trade Secret included in Material Intellectual Property owned by such Grantor may become publicly available or otherwise unprotectable.

(c) Each Grantor shall notify the Secured Party promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property owned by such Grantor or any other Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any material adverse determination or development regarding the validity or enforceability or such Grantor's or any other Grantor's ownership of, interest in, right to use, register, own or maintain any such Material Intellectual Property. Each Grantor shall take all actions that are necessary or reasonably requested by the Secured Party to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation owned by such Grantor or any other Grantor included in Material Intellectual Property.

(d) In the event that any Grantor (x) files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, (y) acquires any such Patent, Trademark or Copyright by purchase or assignment, or (z) files a "Statement of Use" or an "Amendment to Allege Use" with respect to any "intent-to-use" Trademark application, in each case, after the date hereof and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to a Short Form IP Security Agreement or any supplement thereto becoming registered),

it shall notify the Secured Party and, execute and deliver to the Secured Party, at such Grantor's sole cost and expense, any Short Form IP Security Agreement or supplement thereto, as applicable, or any other instrument as the Secured Party may reasonably request to evidence the Secured Party's security interest in such registered Patent, Trademark or Copyright (or application therefor, other than with respect to intent-to-use trademark applications where the filing of a lien prior to the registration of the mark could impact the enforceability of the resulting trademark registration), and the general intangibles of such Grantor relating thereto or represented thereby.

(e) No Grantor shall knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Material Intellectual Property of any other Person. In the event that any Intellectual Property of any Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as they reasonably deem appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

4.6. Notices. Each Grantor shall promptly notify the Secured Party in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation, other than any property constituting Excluded Collateral or Excluded Property.

4.7. Notice of Commercial Tort Claims. Each Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Secured Party by no later than 10 Business Days after which such commercial tort claim was acquired, in each case in form and substance reasonably satisfactory to the Secured Party, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Secured Party, in each case in form and substance reasonably satisfactory to the Secured Party, any document, and take all other action, deemed by the Secured Party to be reasonably necessary or appropriate for the Secured Party to obtain a perfected security interest having a first lien priority interest in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 4.7 shall, after the receipt thereof by the Secured Party, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

5. Right to Realize upon Collateral. Except to the extent prohibited by applicable law that cannot be waived, this Section 5 shall govern the Secured Party's rights to realize upon the Collateral. The provisions of this Section are in addition to any rights and remedies available at law or in equity.

5.1. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Secured Party shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the UCC or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that they will at

their expense and upon request of the Secured Party promptly, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by each Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Secured Party shall provide such Grantor with notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of each Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Secured Party shall provide such Grantor with notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Secured Party shall give each applicable Grantor not less than 10 days' written notice (which the Grantors agree is reasonable notice within the meaning of Section 9-611 of the UCC) of the Secured Party's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Grantor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the applicable Grantor(s) therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any

portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default may have been remedied and the Secured Obligations may have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 5.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC.

5.2. Waiver. For avoidance of doubt, to the extent it may lawfully do so, each Grantor waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

5.3. Application of Proceeds. The proceeds of all sales and collections in respect of any Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

(a) *first*, to the payment of the fees, costs and expenses of such sales and collections, the fees, costs and expenses of the Secured Party, including the fees, costs and expenses of their counsel;

(b) *second*, any surplus then remaining to the payment of the Secured Obligations; and

(c) *third*, any surplus then remaining shall be paid to the respective Grantor(s), subject, however, to the rights of the holder of any then existing Lien for which the Secured Party has received a proper demand for proceeds prior to making such payment to such Grantor(s).

6. Custody of Collateral. Except as provided by applicable law that cannot be waived, the Secured Party will not have any duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession.

7. Fees and Expenses. The Grantors shall pay the out-of-pocket fees, costs and expenses incurred by the Secured Party in connection with the enforcement of this Agreement and the Secured Note, including reasonable attorneys' fees, costs and expenses, and any interest and fees that accrue to the Secured Party after the commencement by or against the Holder of any proceeding under any Debtor Relief Laws involving each applicable Grantor as a debtor in such proceeding, regardless of whether such interest and fees, costs or expenses are allowed claims in such proceeding.

8. **General**. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Grantor may assign its rights or obligations hereunder without the prior written consent of the Secured Party. The Secured Party may assign its rights or obligations hereunder without the prior written consent of the Company. Notices shall be furnished in writing to each party at its address appearing in Section 14 of the Secured Note. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be modified so as to be enforced to the maximum extent of its legality, validity or enforceability, and the illegality, invalidity or unenforceability of such provision shall have no effect upon the legality, validity or enforceability of any other provision of this Agreement. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Agreement and all actions in connection herewith shall be governed by and construed in accordance with the law of the State of New York, except as may be required by the UCC with respect to matters involving the perfection of the Secured Party's Lien on the Collateral. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SECURED NOTE, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE SECURED NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.

[*Remainder intentionally left blank | Signature pages follow*]

Each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

SECURED PARTY

JOHN M. DESMARAIS

By: /s/ John M. Desmarais

GRANTORS

Company:

BIORESTORATIVE THERAPIES, INC.

By: ______________________________
Name: Mark Weinreb
Title: Chief Executive Officer

Subsidiaries:

STEM PEARLS, LLC
By: BioRestorative Therapies, Inc, Sole Member
By: ______________________________
Name: Mark Weinreb
Title: Chief Executive Officer

List of Schedules

List of Exhibits